Exhibit 10.2

                               SWEET SPOT GAMES, INC.


                               SUBSCRIPTION AGREEMENT

      Sweet Spot Games, Inc. (the "Company") is privately offering shares of its common voting stock pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, in reliance upon Rule 506 of Regulation D. Prospective investors therefore will not be afforded the disclosures that would be required in a registered offering. This Offering is open only to financially sophisticated residents of the states where we have cleared exemptions and who are accredited investors under Regulation D.

      By signing this Subscription Agreement YOU ARE CERTIFYING TO US that (a) that you have adequate means of providing for your current needs and personal contingencies and have no need to sell the Shares of common stock in the foreseeable future (that is, at the time of the investment, you can afford to hold the Shares for an indefinite period of time); (b) you, either alone or with your duly designated purchaser representative, have such knowledge and experience in business and financial matters such that you are capable of evaluating the risks and merits of an investment in our common stock, (d) that you have relied exclusively on the Company's private placement memorandum and not on any oral statements whatsoever, and (e) that you are an accredited investor as defined in Regulation D.

      1.    Subscription for Shares of Shares

            1.1 Agreement to Subscribe. I hereby subscribe to purchase the above-indicated Shares of common voting stock of the Company at the price of $0.20 per share, (the "Shares") in Sweet Spot Games, Inc., a Nevada "C" Corporation (the "Company") organized on June 2, 2008. I understand that there is no minimum purchase and the proceeds will be immediately available to the Company.

            1.2 Delivery. I am delivering to you, along with this executed Subscription Agreement (the "Agreement"), a check in the sum of $ __________________________.(minimum of $2,000) made payable to the Company or to Charles W. Barkley Trust Account, counsel for Sweet Spot Games, Inc. or by wire to:

      BB&T Bank Wire Routing Number:053101121
      Carmel Commons Branch
      7521 Pineville Matthews Road
      Charlotte, NC 28226
      To further credit of:   Charles Barkley, Attorney at Law
                              Trust Account
                              Account Number:    5199573472


            1.3 Agreement Constitutes Offer to Subscribe. I understand that this subscription constitutes an irrevocable offer to purchase Shares which may not be revoked by me without written consent of the Company's officers. The execution and delivery of this Agreement will not constitute an agreement between the Company and me until this Agreement is specifically accepted in writing by the Company's officers on behalf of the Company. I understand that they will notify me within ten (10) days of the date of my delivery of this Agreement as to whether this Agreement has been rejected or accepted.

            1.4 Refunds on Rejection of Subscription. I understand that if my subscription is rejected or the offering of Shares is canceled, my payment will be refunded promptly to me without any interest.

            1.5 Acceptance. This Agreement will not become a legally binding contract until the Company has signed it in the space provided at the end of this Agreement.

      2.    INVESTOR REPRESENTATIONS AND AGREEMENTS.

            I agree, represent and warrant for the benefit of the Company and its legal counsel and other agents that:

            2.1 Knowledge and Contacts. I have received and reviewed the Confidential Private Placement Memorandum of the Company prior to the date of this Subscription Agreement. I have been afforded an opportunity to ask any questions of management regarding this investment. I am satisfied as to the information provided to me.

      U. S. Persons

      _____ (Initial here) Accredited Investor" Status. I am an "accredited investor"; as such term is defined in Regulation D promulgated by the United States Securities and Exchange Commission by virtue of the fact that at least one of the following statements is true and correct:

      (a) My net worth as of the date hereof exceeds One Million Dollars ($1,000,000).

      (b) I have a reasonable basis to expect that my income for the upcoming year 2005 will be Two Hundred Thousand Dollars ($200,000) or more (or, combined with the income of my spouse, Three Hundred Thousand Dollars ($300,000) or more) and for each of the two prior years my income for such years was Two Hundred Thousand Dollars ($200,000) or more (or, combined with the income of my spouse, Three Hundred Thousand Dollars ($300,000) or more).

      For individuals please confirm that you are accredited by checking the applicable box below that you either

      _______ are a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of your purchase exceeds $1,000,000; or

      _______ are a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

      (c) If the undersigned is a corporation, limited liability company, partnership, trust or other entity, either (i) the entity has a net worth of Five Million Dollars ($5,000,000) or more and it was not formed for the specific purpose of making an investment in the Company, or (ii) if the entity was formed for the specific purpose of investing in the Company, each of the entity's owners is an "accredited investor" within the meaning of this paragraph.

      For entities, please confirm that you are accredited by checking all applicable boxes below that:

      _______ Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

      _______ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

      _______ Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

      _______ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

      _______ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in {section} 230.506(b)(2)(ii); or

      _______ Any entity in which all of the equity owners are accredited investors.

      ______(Initial here)I am a sophisticated investor and have sufficient knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of investing in the Shares and protecting my own interests in connection with this investment, and I have had a pre-existing personal or business relationship with the individuals who are the current or intended officers and directors of the Company. My relationship is of a nature and duration to enable me to be aware of the character, business acumen and general business and financial circumstances of the Company and those individuals.

      Non U. S. Persons

      _____ (initial here) I am not a U.S. person as defined by Regulation S and I am not acquiring the securities for the account or for the benefit of any U.S. person and I am not a U.S. person who purchased the securities in a transaction that did not require registration under the Securities Act of 1933, as amended (the "Act"). In connection with the intended issuance the undersigned certifies as follows:

   1. The undersigned is not a U.S. person as defined by Regulation S and is not acquiring the shares of common stock for the account or for the benefit of any U.S. person and is not a U.S. person who purchased the common stock in a transaction that did not require registration under the Securities Act of 1933, as amended (the "Act").

   2. The undersigned agrees not to resell any of the shares of common stock except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

   3. The undersigned agrees not to engage in hedging transactions with regard to such securities or otherwise pledge, hypothecate or encumber the shares, unless in compliance with the Act.

   4. The undersigned consents to the certificate for the shares of common stock to contain a restrictive legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration, and that hedging transactions involving the shares of common stock may not be conducted unless in compliance with the Act.

   5. The undersigned acknowledges that the Company has agreed to refuse to register any transfer of the shares of common stock not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

            2.3 Information. I have read the Company's Private Placement Memorandum, including the section entitled "Risk Factors." I have had the opportunity to speak directly with the Company concerning the offering and to ask questions of and receive answers from the appropriate Company officers concerning the Company, its financial information, the offering of the Shares, the Business Plan and all other matters that I deemed relevant to my decision to invest in the Shares or related thereto. All of my questions have been answered, and all reasonably requested information has been provided to my full satisfaction. I am not relying on any oral statements made or allegedly made concerning the Shares, and my investment decision is based solely on written information I have received and my own evaluation of the Company. I understand that the Private Placement Memorandum does not constitute a representation or warranty with respect to any matter included therein, including, but not limited to, the Company's anticipated financial performance, the value of the Shares or matters pertaining to the Company's programming, intellectual property rights or other assets.

            2.4 Tax Aspects. I have considered to the extent I or my own advisors believe appropriate regarding all state and federal income tax aspects relating to the Company.

            2.5 Securities Status and Legend. I acknowledge that no federal or state agency has made any recommendation or endorsement of the Shares and that the Shares has not been qualified or registered under the laws of any state and have not been registered with the Securities and Exchange Commission. I am aware that there is no public or other market for any securities of the Company at the present time and that there is no assurance or likelihood that any market for such securities will develop. I acknowledge that there are substantial restrictions on the sale, assignment or transfer of the Shares under applicable state and federal securities laws. It is unlikely that I may readily liquidate my investment. I will bear the economic risk of owning the Shares for an indefinite period. The following legend or any other similar legend desired by the Company shall be applicable to the Shares:

      THE SECURITIES REPRESENTED BY THE SHARES DESCRIBED HEREIN (1) HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS, (2) MUST BE ACQUIRED FOR INVESTMENT ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND (3) MAY NOT BE SOLD OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE FEDERAL REGISTRATION STATEMENT AND SIMILAR STATE LAW FILING RELATED THERETO OR AN OPINION OF counsel FURNISHED AT HOLDER'S EXPENSE IN FORM AND SUBSTANCE AND FROM COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH REGISTRATION AND FILING ARE NOT REQUIRED UNDER THE
SECURITIES ACT OF 1933 AND APPLICABLE STATE LAW. THE SHARES IS SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN THE COMPANY'S ARTICLES OF INCORPORATION.

            2.6 Investment Purpose. I am purchasing the Shares for my own account, for investment purposes and not with a view to or for sale in connection with any distribution of the Shares. I have no reason to anticipate any change in circumstances or other particular occasion or event which would cause me to seek to sell the Shares in the immediate future. I have no contract, understanding or arrangement with any person to sell, transfer or pledge all or any part of the Shares.

            2.7 No Public Offering. I agree that I have not purchased the shares with a view to distribution. I agree that the securities purchased by me shall be "restricted" securities and shall not be available for resale unless registered or exempted under the Securities Act of 1933, as amended.

            2.8 No Profits Promised. I agree that neither the Company nor any representative of the Company has made any promises or guarantees that any cash, income, gain or tax benefits will be realized from an investment in the Shares.

            2.9   Citizenship.  I represent that I am:

      ______  A citizen of the United States of America; or

      ______  I  am not a citizen of the United States as defined in Regulation
S.

      3.    RISKS ASSOCIATED WITH THIS INVESTMENT

            In making this investment, I acknowledge and agree that I have considered all risks associated with my investment, including, but not limited to, the following:

      Risks  -  Generally.   I  understand  that  my  investment in the  Shares
involves a high degree of risk of loss, and possibly the total loss of my investment. I have adequate means for providing for my current and future needs and personal contingencies, and have no need now, and anticipate no financial need, to sell the Shares. I currently have sufficient financial liquidity to afford a complete loss of my investment in the Shares. I accept full responsibility for inquiring into all matters relating to the Company and its management which may be important to an investment decision by me. The Company has provided me with all books, records, business, operating and marketing plans, financial statements or statements of account and all other information that has been requested by me or my investment advisers, or counsel. In addition, I have been given access to all Company officers and directors who have answered all questions to my satisfaction.

      Specific Risks. I have read and understand the Private Placement Memorandum and the section on "Risk Factors". I and/or my advisers have been given the opportunity to ask questions of the Company and all requested information has been provided to me.

      4.    AGREEMENTS OF INVESTOR.

            4.1 Legal Effect. I agree that all of my representations, statements, agreements and promises set forth in this Agreement constitute legally binding obligations which survive issuance of the Shares to me. If there is any material change in the information set forth in this Agreement, I will immediately furnish such revised or corrected information to the Company.

            4.2 Indemnity. I agree to indemnify, defend and hold harmless the Company and its affiliates, legal counsel and other agents from any loss, damage or liability (including attorneys' fees and other expenses) due to or arising out of any breach of any of my representations or promises contained in this Agreement.

                  4.3Social   Security  Number.   I  hereby  certify  that  the
information pertaining to my social security number or tax identification number is correctly set forth below my signature to this Agreement, and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

      5.    GENERAL

            5.1 Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed, postage prepaid, to the respective parties at the addresses set forth in this Agreement. Each party may change its address by notice given in accordance with this paragraph.

            5.2 Legal Principles. This Agreement shall be construed under the laws of the State of Nevada applicable to contracts made in and between residents of, and to be performed in, Nevada. This Agreement constitutes the entire agreement of the parties respecting the matters set forth in this Agreement and supersedes all prior or contemporaneous oral or written letters, agreements, understandings and representations concerning the subject matter of this Agreement. I agree that there is legal and adequate consideration and fair equivalent value given for the respective rights and obligations set forth in this Agreement. No party to this Agreement shall assign or delegate any rights or obligations hereunder without the prior consent of the other party.

            5.3 Amendment/Invalidity. The provisions of this Agreement may be amended, waived, modified or terminated only in writing executed by the party sought to be bound thereby. If any provision of this Agreement shall be held invalid or unenforceable, the remaining provisions of this Agreement shall continue in effect.

      6. LEGAL MATTERS. I HAVE BEEN ADVISED TO CONSULT WITH MY OWN ATTORNEY OR TAX ADVISOR REGARDING THE LEGAL AND TAX CONSEQUENCES OF MY INVESTMENT IN THE SHARES. I AM NOT RELYING DIRECTLY OR INDIRECTLY ON ANY ADVICE WHICH LEGAL COUNSEL TO THE COMPANY MAY HAVE GIVEN, AND AGREE THAT SUCH LEGAL COUNSEL DOES NOT REPRESENT OR UNDERTAKE TO REPRESENT MY INDIVIDUAL INTERESTS AS AN INVESTOR OR OTHERWISE. IN PARTICULAR, I AGREE THAT SUCH LEGAL COUNSEL HAS NOT GIVEN ANY TAX ADVICE, DIRECTLY OR INDIRECTLY, TO ME OR FOR MY BENEFIT, THAT NO "TAX OPINION" HAS BEEN PREPARED OR GIVEN IN CONNECTION WITH THE SHARES AND THAT NO "TAX SHELTER" OR OTHER TAX BENEFITS HAVE BEEN PROMISED TO ME BY ANYONE. I FURTHER AGREE THAT I AM NOT RELYING ON OR EXPECTING LEGAL COUNSEL TO THE COMPANY TO UNDERTAKE ANY "DUE DILIGENCE" IN CONNECTION WITH THE OFFER AND SALE OF THE SHARES AND THAT THE SCOPE OF LEGAL COUNSEL'S ENGAGEMENT SHALL BE DETERMINED SOLELY BY AGREEMENT BETWEEN COUNSEL AND THE COMPANY. I AGREE THAT COUNSEL TO THE COMPANY SHALL HAVE NO DUTY TO ME TO VERIFY OR INVESTIGATE ANY MATERIAL FACTS STATED OR OMITTED IN CONNECTION WITH THE ISSUANCE OF SHARES.

      Dated: ________________


      _____________________________
      (Signature of Investor)



      (Print Investor's Name)

      ______________________________
      (Street Address)

            __________________                      _______________________
      (City, State, Zip Code)              (Telephone Number)

      _____________________
      (Social Security Number)                   (Tax Identification Number)

      Accepted as of _____________


      Sweet Spot Games, Inc., a Nevada Corporation


      By: ______________________________
      Greg Galanis
      President and CEO

      Mailing Address:
      Sweet Spot Games, Inc.
      ATTENTION:  Mr. Greg Galanis, CEO
      2840 Highway 90 Alt. # 7
      Silver Springs, NV 89429

      Phone (519) 872-2539
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	SWEET SPOT GAMES, INC. - SHAREHOLDERS INFORMATION



	SHAREHOLDER'S NAME	ADDRESS						NUMBER		SUBSCRIPTION
										OF SHARES	DATE
	------------------	-------						---------	------------
1	Jack Carter		225 Clarke Road London, ON NSW 5E6		10,000		14-Jun-08
2	Michael J. D'Angelo	25 Superior St. Springfield, ON NOL 2J0		10,000		19-Jun-08
3	Mary Pagoulatos		6-11 Oakvale Dr. Waterloo - ON N2T 2G6		10,000		20-Jun-08
4	Francine Ackland	244 - Vancouver St London, ON N5W 4R8		10,000		21-Jun-08
5	Norman W. Ackland	244 Vancouver St. London, ON N5W 4R8		10,000		21-Jun-08
6	Brian George		11 - 160 Conway Dr. London, ON NGE 3MS		10,000		21-Jun-08
7	Manuel Duch-Vidri	240 Josselyn Dr. London, ON NGE 3V2		10,000		22-Jun-08
8	Peter S. Taylor		1765 Father Dalton Ave. London, ON N5X 4M3	10,000		23-Jun-08
9	Kishin Bhagchandani	740 Whitehaven Cres. London, ON NGG 4V6		10,000		23-Jun-08
10	Veena Bhagchandani	740 Whitehaven Cres. London, ON NGG 4V6		10,000		23-Jun-08
11	Mary Parks		175 Grey Rock Cr. London, ON N5Y 6L5		10,000		23-Jun-08
12	Karan Dhami		14 Shavian Ct. London, ON N6G 3G9		10,000		25-Jun-08
13	Teji Dhami 		14 Shavian Ct. London, ON N6G 3G9		10,000		25-Jun-08
14	T. Guiltinan
	Dentistry Prof. Corp.	1463 Adelaide St. London, ON N5X 1K3		10,000		25-Jun-08
15	Thil - Yong Kang	111 Gelnridge Cres. London, ON NGG 4X9		10,000		26-Jun-08
16	Josephine Pepe		304 - 250 Sydenham St. London, ON NGA 5S1	10,000		26-Jun-08
17	Christina Pepe		561 Palmerston Ave. Toronto, ON MGG 2P6		10,000		28-Jun-08
18	Eugenia Korinis		95 Sheshi Dr. Woodbridge, ON 			10,000		29-Jun-08
19	Peter Giavanoglou	40 Woodman's Chart Markham, ON			10,000		29-Jun-08
20	Varoslaw Ostrowski	493 Duffering Ave. London, ON NGB 2A1		10,000		1-Jul-08
21	Kent Wolfe		48 Sinclair Crescent Aylmer, ON N5H 3B9		10,000		2-Jul-08
22	Linda Sharma		4264 Front St. Niagara Falls, ON L2G 6G8	10,000		2-Jul-08
23	Anna Rossi Chrapko	42 Kilworth Park Dr. RR#5 Komoka ON, MOL 1R0	10,000		14-Jul-08
24	Nikola Mrksic		2373 Nichols Dr. Oakville, ON L6M 6T1		10,000		5-Jul-08
25	Saleh Elrafih		1778 Seymour Cr. London, ON NGG 5N4		10,000		5-Jul-08
26	Mary McNamee		989 Waterfoo St. London, ON NGA 3X4		10,000		5-Jul-08
27	Ralph J. Vuolo, JR.	518 Davis Avenue Kearny, NJ 07032		10,000		28-Jul-08
28	David Oswald		151 Lackland Ave. Piscataway, NJ 08854		10,000		24-Jul-08
29	William W. Fry		1645 Mardell St. London, ON N5V 1X3		10,000		6-Aug-08
30	Norine Faulkner		6 Denali Terrace London, ON N5X 3W2		10,000		6-Aug-08
31	Ralph Citro		1708 Gore Rd. London, ON N5W 5L5		10,000		6-Aug-08
32	Jamil Barakat		7 Chesham Grv. London, ON N6G 3S8		10,000		13-Aug-08
33	Terry Russell		1375 Erindale Cr. London, ON N5X 1V8		10,000		28-Aug-08
34	Jassi Mann		Box 16 Site 19, RR5 Calgary, Alberta T2P 2G6	10,000		7-Sep-08
35	Surinder Mann		Box 16 Site 19, RR5 Calgary, Alberta T2P 2G6	10,000		7-Sep-08
36	Pasquale Liberatore	53 Fulwood Crescent Whitby, ON L1N 6K7		10,000		4-Sep-08
37	Paul Monaco		219 Edenbridge Dr. Etobicoke, ON M9A 3G9	10,000		5-Sep-08
38	Michael Monaco		5118 Blue Spruce Burlington, ON 		10,000		31-Aug-08
39	John I. Biondic		3208 Corrigan Dr. Mississauga, ON L4Y 3C6	10,000		31-Aug-08
40	Lisa Delaney		101-1820 Walkers Line Burlington, ON L7M 4V4	10,000		2-Sep-08
41	Gino Policicchio 	499 Grenfell Ave. Oshawa, ON L1J 4W8		10,000		5-Sep-08
42	Ben Policicchio		499 Grenfell Ave. Oshawa, ON L1J 4W8		10,000		5-Sep-08
43	George Stamatakos	8 Barbara Cres. Toronto, ON M4C 3B2		10,000		8-Sep-08
44	Peter Rona		2388 Acajou St. St-Laurent, Quebec H4R 2R8	10,000		8-Sep-08
45	Niall Murphy		2510 Laheshore Blvd. West Toronto, ON M8V 1E1	10,000		2-Sep-08


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